Exhibit 99.1

NEWS RELEASE

Global Power Equipment Group Inc. 400 E Las Colinas Blvd., Suite 400, Irving, TX 75039

Global Power Equipment Group Acquires TOG Holdings, Inc.

Extends offerings of repair and replacement parts for

natural gas and steam turbine power generators

IRVING, Texas, September 6, 2012 – Global Power Equipment Group Inc. (NASDAQ: GLPW) (“Global Power” or “Company”), a leading provider of custom-engineered auxiliary equipment and maintenance support services for the global power generation industry, announced today that it has acquired the equity of TOG Holdings, Inc., together with its subsidiary, TOG Manufacturing Corporation (“TOG”). TOG provides precision machined metal and alloy parts to original equipment manufacturers for the steam and natural gas turbine power generation market.

Luis Manuel Ramírez, Global Power’s President and Chief Executive Officer, commented, “The acquisition of TOG, combined with our Consolidated Fabricators parts business, establishes a growth platform for aftermarket energy parts sales and also expands our Products portfolio to serve the steam turbine segment. The repair and replacement parts business provides a relatively stable revenue stream, while generating margins commensurate with aftermarket business. With the addition of TOG, we are well positioned to grow our aftermarkets business.”

TOG, which had approximately $8 million in revenue in 2011, manufactures fastener and valve-related repair and replacement products for steam and natural gas turbines. Approximately 70% of TOG’s revenue is aftermarket sales. Its operations are located in North Adams, MA.

About Global Power

Texas-based Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries. Through its Services Division, the Company provides on-site specialty support and outage management services for commercial nuclear reactors in the United States and maintenance services to fossil and hydroelectric power plants and other industrial operations. Through its Products Division, the Company designs, engineers and manufactures a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, with over 40 years of power generation industry experience. With a strong competitive position in its product lines, the Company benefits from a large installed base of equipment in domestic and international markets. Additional information about Global Power Equipment Group Inc. may be found at www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of that term set forth in the Private Securities Litigation Reform Act of 1995. These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties. Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors,

Global Power Equipment Group Acquires TOG Holdings, Inc.

September 6, 2012

cancellation of projects, competition for the sale of our products and services, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including the section of our Annual Report on Form 10-K filed with the SEC on March 14, 2012 titled “Risk Factors.” Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:

Deborah Pawlowski

Kei Advisors

(716) 843-3908

dpawlowski@keiadvisors.com